                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                   FORM 8-K/A

                                 CURRENT REPORT



                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): January 18, 1995



                          THE WILLIAMS COMPANIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



   Delaware                        1-4174                     73-0569878
---------------                ------------               -----------------
(State or other                 (Commission                (I.R.S. Employer
jurisdiction of                 File Number)               Identification No.)
 incorporation)



One Williams Center, Tulsa, Oklahoma                                   74172
--------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)



Registrant's telephone number, including area code: (918)588-2000



                                Not Applicable
      -----------------------------------------------------------------
        (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

         On December 12, 1994, The Williams Companies, Inc., ("Williams") entered into a merger agreement among Transco Energy Company ("Transco") and WC Acquisition Corp., a wholly owned subsidiary of Williams, (the "Agreement"). Under the terms of the Agreement, on December 16, 1994, Williams filed a Tender Offer Statement pursuant to Section 14(d)(1) of the Securities Exchange Act of 1934 with the Securities and Exchange Commission on Schedule 14D-1 relating to Williams' offer to purchase up to 24.6 million shares, or approximately 60 percent, of Transco's common stock (including attached common stock purchase rights) for $17.50 per share (and attached right). Williams and Transco have also entered into a stock option agreement providing for the grant of an option to Williams to purchase up to 7.5 million additional shares of Transco's common stock at $17.50 per share. On January 18, 1995, Williams accepted for payment, pursuant to the terms of the tender offer, 24.6 million shares of Transco's common stock. Williams used funds obtained from the sale of the major portion of its telecommunications assets to acquire the Transco stock and will also use such funds to pay all related fees and expenses of the tender offer and merger.

         Under the terms of the Agreement and upon completion of appropriate filings with the Securities and Exchange Commission and approval by Transco's stockholders, a stock merger will occur in which the shares of Transco's common stock not purchased in the tender offer will be exchanged for 0.625 shares of Williams' Common Stock. Total value of the transaction, including the exchange or retirement of Transco's outstanding preferred stock and assumption of indebtedness, is approximately $3 billion.

         Transco owns and operates Transcontinental Gas Pipe Line Corporation, Texas Gas Transmission Corporation and Transco Gas Marketing Company and has investments in other energy assets. Transcontinental Gas Pipe Line, headquartered in Houston, Texas, owns and operates 10,500 miles of pipeline extending from the Gulf of Mexico through the South and along the Eastern Seaboard to New York City. Its primary customers are natural gas and electric utility companies in the East and Northeast. Texas Gas Transmission, headquartered in Owensboro, Kentucky, owns and operates 6,100 miles of pipeline extending from the Louisiana Gulf Coast up the Mississippi River Valley to Indiana and Ohio. In addition to serving markets in this area, Texas Gas Transmission also serves the Northeast through connections with other pipelines. Transco Gas Marketing buys, sells and arranges transportation for natural gas primarily in the eastern and midwestern United States and Gulf Coast region, processes natural gas and sells natural gas liquids.

         This filing is made for the purpose of amending the Company's Form 8-K, dated January 31, 1995, for the purpose of including required financial information.

Item 7.  Financial Statements and Exhibits.

         (a)      Financial statements of businesses acquired

                  The audited consolidated financial statements of Transco and its subsidiaries as of December 31, 1994 and 1993 and for the three years in the period ended December 31, 1994, required hereunder are incorporated by reference from Item 8 of Transco's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (Commission file number 1-7513), dated March 23, 1995.

         (b)      Pro forma financial information

                  The Williams Companies, Inc.:

                  Unaudited pro forma financial statements
                  Unaudited pro forma combined balance sheet as of
                    December 31, 1994
                  Notes to unaudited pro forma combined balance sheet Unaudited pro forma combined statement of income for the year ended December 31, 1994
                  Notes to unaudited pro forma combined statement of
                    income

                  Transco Energy Company:

                  Unaudited pro forma financial statements
                  Unaudited pro forma consolidated balance sheet as of
                    December 31, 1994
                  Notes to unaudited pro forma consolidated balance
                    sheet
                  Unaudited pro forma consolidated statement of income
                    for the year ended December 31, 1994
                  Notes to unaudited pro forma consolidated statement of
                    income

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

WILLIAMS' UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     The following Unaudited Pro Forma Combined Financial Statements of Williams illustrate the effect of (i) Williams' acquisition of Transco pursuant to the Acquisition, (ii) the WNS Sale and (iii) certain elements of the Recapitalization as described in the next paragraph. The Unaudited Pro Forma Combined Balance Sheet is prepared as of December 31, 1994 and illustrates the effects of the Acquisition, the WNS Sale and the Recapitalization as if they had occurred on that date. The Unaudited Pro Forma Combined Statement of Income is prepared for the year ended December 31, 1994, and illustrates the effects of the Acquisition, the WNS Sale and the Recapitalization as if they had occurred at the beginning of the period.

     The Unaudited Pro Forma Combined Financial Statements reflect Williams having acquired approximately 60% of the outstanding Transco Common Shares pursuant to the Offer and the assumption that the remaining outstanding Transco Common Shares will be exchanged for 10.1 million Williams Common Shares pursuant to the Merger. The Unaudited Pro Forma Combined Financial Statements also reflect certain elements of the Recapitalization, including (i) the cash redemption by Transco of the Transco $4.75 Preferred Stock, (ii) the exchange, pursuant to the Merger, of the Transco $3.50 Preferred Stock into an equal number of shares of Williams $3.50 Preferred Stock and (iii) the cash extinguishment of certain Transco debt, including the Transco Notes pursuant to a tender offer and a planned defeasance of the untendered Transco Notes.

     Williams' acquisition of Transco will be accounted for as a purchase. The purchase price is approximately $1 billion, including fees related to the Acquisition. The Unaudited Pro Forma Combined Balance Sheet assumes the purchase price is financed with $606 million of the $2.5 billion in proceeds Williams received from the WNS Sale, the issuance of $282 million of Williams Common Shares and the issuance of $125 million of Williams $3.50 Preferred Stock.

     The Unaudited Pro Forma Combined Financial Statements should be read in conjunction with the historical financial statements of Williams and Transco, which are incorporated by reference herein, and the Notes to the Unaudited Pro Forma Combined Financial Statements. The pro forma adjustments are based on preliminary information about Transco's assets, liabilities and results of operations. Final purchase price allocations will be based on more complete evaluations and may differ substantially from those shown below. However, the management of Williams believes that the assumptions provide a reasonable basis for presenting the significant effects of the Acquisition, the WNS Sale and the Recapitalization and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma financial information. The Unaudited Pro Forma Combined Financial Statements are not intended to be indicative of actual operating results or financial position had the transactions occurred as of the dates indicated above, nor do they purport to indicate operating results or financial position which may be attained in the future.

     The Unaudited Pro Forma Combined Financial Statements do not include a range of results because Williams has the ability through its current ownership of 60% of the Transco Common Shares to compel the consummation of the Merger.

                          THE WILLIAMS COMPANIES, INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               DECEMBER 31, 1994
                             (DOLLARS IN MILLIONS)

                                                                                    PRO FORMA
                                                                            --------------------------
                                                  WILLIAMS     TRANSCO*     ADJUSTMENTS       COMBINED
                                                  --------     --------     -----------       --------
Current assets:
  Cash and cash equivalents.....................  $    36      $    32      $   1,693(1)      $   169
                                                                                  (17)(2)
                                                                               (1,575)(3)
  Net assets of discontinued operations.........      744           --           (744)(1)          --
  Other current assets..........................      677          517            112(4)        1,496
                                                                                  193(5)
                                                                                   (3)(6)
                                                  -------      -------      ---------         -------
          Total current assets..................    1,457          549           (341)          1,665
Investments.....................................      379           22                            401
Property, plant and equipment, net..............    3,124        2,864           (406)(5)       6,763
                                                                                1,181(13)
Other assets and deferred charges...............      266          338            (94)(5)         628
                                                                                  125(6)
                                                                                   (7)(8)
                                                  -------      -------      ---------         -------
          Total assets..........................  $ 5,226      $ 3,773      $     458         $ 9,457
                                                  =======      =======      =========         =======
Current liabilities.............................  $ 1,473      $   860      $      28(1)       $1,875
                                                                                  (38)(5)
                                                                                 (448)(7)
Long-term debt..................................    1,308        1,786           (247)(8)       2,847
Deferred income taxes...........................      663          285            (59)(1)       1,283
                                                                                  125(5)
                                                                                  269(9)
Deferred income and other liabilities...........      276          166            (19)(5)         559
                                                                                  136(6)
Preferred stock of subsidiary...................       --           49            (49)(10)         --
Stockholders' equity:
  Preferred stock...............................      100          265           (140)(11)        225
  Common stockholders' equity...................    1,406          362            980(1)        2,668
                                                                                  (17)(2)
                                                                                  (63)(12)
                                                  -------      -------      ---------         -------
          Total stockholders' equity............    1,506          627            760           2,893
                                                  -------      -------      ---------         -------
          Total liabilities and stockholders'
            equity..............................  $ 5,226      $ 3,773      $     458         $ 9,457
                                                  =======      =======      =========         =======

---------------
* Certain amounts have been reclassified to conform to Williams' classification.

    See the accompanying Notes to Unaudited Pro Forma Combined Balance Sheet.

                          THE WILLIAMS COMPANIES, INC.

              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

 1. This adjustment reflects the WNS Sale which occurred on January 5, 1995. Cash and cash equivalents were increased by $1.7 billion, representing the $2.5 billion sales proceeds, net of estimated cash income taxes payable and transaction costs currently payable, which exceed the $744 million net assets of discontinued operations. Common stockholders' equity was increased by $980 million from the estimated after tax gain on the sale.

 2. To record payment by Transco of $21 million for contractual severance costs (including termination agreements, transaction and retention plan bonuses and vesting of restricted stock), $5 million to purchase all vested stock options and $2 million to redeem Transco Rights. The after-tax effect of these payments is $17 million.

 3. To record payment of $431 million for approximately 60% of the Transco Common Shares, $25 million for transaction fees related to the Acquisition and $1.119 billion for certain elements of the Recapitalization.

 4. Reflects increase in receivables arising from the termination of Transco's programs to sell receivables.

 5. This adjustment reduces the carrying value of certain Transco businesses, including coal operations, coal-bed methane operations and related assets, that Williams intends to sell in 1995 to net realizable value and reclassifies such net assets to current assets.

 6. This adjustment represents the recording of a regulatory asset and a liability for the excess of the benefit obligations for Transco's pension and postretirement benefit plans over the plan assets.

 7. This adjustment records payment for the cancellation of a Williams' short-term borrowing facility used to finance Williams' treasury share purchases for which the shares will be exchanged in the Merger, the cancellation of Transco's working capital line under the Recapitalization and the payment of accrued interest and dividends on all debt and preferred stock cancelled under the Recapitalization.

 8. These adjustments (a) increase long-term debt by $112 million to reflect Transco's revised debt rating and current interest rates, (b) record payment of $359 million for termination of Transco's interest rate swaps and the purchase of the Transco Notes pursuant to a tender offer and a planned defeasance of the untendered Transco Notes and (c) eliminate unamortized debt issuance costs related to the Recapitalization.

 9. This adjustment increases deferred income taxes for the tax effect of the basis differences between the purchase price allocation and Transco's net assets. It is assumed there will be no change in the tax basis of Transco's assets and liabilities. The pro forma adjustments assume a combined 40% Federal and state income tax rate.

10. This adjustment reflects the redemption of preferred stock of TGPL.

11. These adjustments reflect (a) the exchange of the Transco $3.50 Preferred Stock, carried at $121 million, for the Williams $3.50 Preferred Stock, valued at $125 million and (b) the cash redemption of the Transco $4.75 Preferred Stock, carried at $144 million.

12. These adjustments increase common stockholders' equity by $282 million for Williams' issuance of 10.1 million Williams Common Shares, all treasury shares, to acquire the remaining 40% of the Transco Common Shares and eliminate Transco's common stockholders' equity of $345 million.

13. This adjustment allocates to property, plant and equipment the remaining excess purchase price of Transco's net assets after giving effect to the other necessary balance sheet purchase price adjustments.

The significant adjustments comprising the purchase price allocated to property, plant and equipment are as follows (in millions):

        Consideration paid in excess of Transco's net book value............  $  372
        Transaction fees....................................................      25
        Reduction of carrying value of assets to be sold....................     375
        Increase in long-term debt to reflect appropriate current interest
          rates.............................................................     112
        Increase in deferred income taxes...................................     269
        Other...............................................................      28
                                                                              ------
                                                                              $1,181
                                                                              ======

    Such allocation results in a property, plant and equipment value which is less than depreciated replacement cost. Subsequent to the Acquisition, Williams will more fully evaluate the assets acquired and, as a result, the allocation of purchase price to property, plant and equipment may change.

                          THE WILLIAMS COMPANIES, INC.

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1994
                (DOLLARS IN MILLIONS, EXCEPT PER-SHARE AMOUNTS)

                                                                                     PRO FORMA
                                                                              ------------------------
                                                    WILLIAMS     TRANSCO*     ADJUSTMENTS     COMBINED
                                                    --------     --------     -----------     --------
Revenues..........................................  $ 1,751      $ 2,816      $   (218)(1)   $  4,349
Costs and expenses................................    1,409        2,616          (268)(1)      3,787
                                                                                    30 (2)
                                                    -------      -------      --------       --------
Operating profit..................................      342          200            20            562
General corporate expense.........................       28           --                           28
Interest expense, net.............................      140          196           (51)(3)        285
Investing income..................................       50           11                           61
Gain on sales of assets...........................       23           --                           23
Other income (expense), net.......................       --           (7)           11 (4)          4
                                                    -------      -------      --------       --------
Income from continuing operations before income
  taxes...........................................      247            8            82 (8)        337
Provision for income taxes........................       82            2            22 (1)        117
                                                                                    11 (5)
                                                    -------      -------      --------       --------
Income from continuing operations.................      165            6            49            220
Preferred stock dividends.........................        9           23           (14)(6)         18
                                                    -------      -------      --------       --------
Income from continuing operations applicable to
  common stock....................................  $   156      $   (17)     $    63        $    202
                                                    =======      =======      ========       ========
Number of shares:
  Primary.........................................      103           41                          105(7)
                                                    =======      =======                     ========
  Fully diluted...................................      103           41                          105(7)
                                                    =======      =======                     ========
Earnings per share from continuing operations:
  Primary.........................................  $  1.52      $  (.42)                    $   1.92(7)
                                                    =======      =======                     ========
  Fully diluted...................................  $  1.52      $  (.42)                    $   1.92(7)
                                                    =======      =======                     ========

---------------
* Certain amounts have been reclassified to conform to Williams' classification.

See the accompanying Notes to Unaudited Pro Forma Combined Statement of Income.

                          THE WILLIAMS COMPANIES, INC.

           NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

     The adjustments to the Unaudited Pro Forma Combined Statement of Income do not give effect to any nonrecurring costs directly associated with the Acquisition that might be incurred within the next twelve months. The pro forma financial data also do not give effect to any potential cost savings and synergies that could result from the Acquisition.

1. These adjustments eliminate historical results of operations for Transco operations which Williams intends to sell within one year from the date of Acquisition. Earnings or losses from operations that Williams intends to sell will not be reported in the Williams Consolidated Statement of Income during the holding period. Therefore, their results of operations have been excluded from the Pro Forma Combined Statement of Income consistent with the assumption that the Acquisition occurred at the beginning of the period.

2. This adjustment represents depreciation on the purchase price allocated to property, plant and equipment over the existing net book value of those assets. A depreciation life of 40 years is used which approximates the FERC approved rates for Transco's regulated transmission facilities. Such life is supported by Williams preliminary analysis and intended use.

3. This adjustment represents amortization of the excess of fair value over face value from revaluation of Transco's long-term debt. Fair value being in excess of face value reflects Transco having lower borrowing costs as a result of an improved external debt rating. This adjustment also eliminates interest expense and debt costs related to Transco's working capital line, interest rate swaps and the Transco Notes and Williams' short-term borrowing facility.

4. These adjustments eliminate dividends on preferred stock of subsidiaries and other expenses related to the Recapitalization.

5. This adjustment records the income tax effects of the pro forma adjustments. For purposes of the pro forma calculations, a combined 40% Federal and state income tax rate has been assumed.

6. This adjustment eliminates preferred stock dividends from the Transco $4.75 Preferred Stock, which were redeemed in the Recapitalization.

7. Pro forma per share data is calculated using the pro forma income from continuing operations applicable to common shares divided by the pro forma primary and fully diluted shares outstanding. The pro forma weighted average common shares outstanding includes the following assumptions: (i) the issuance of 10.1 million Williams Common Shares to holders of Transco Common Shares under the terms of the Merger, (ii) the assumed issuance of 2.6 million in common share equivalents attributable to certain deferred shares granted by Williams to employees and former employees in connection with the WNS Sale and (iii) the repurchase by Williams of 12.7 million Common Shares at the beginning of the period utilizing proceeds received from the WNS Sale.

8. The following is a summary of the adjustments to income from continuing operations before income taxes (in millions):

            Eliminate losses from Transco operations to be sold.........    $ 50
            Depreciation................................................     (30)
            Interest and other costs from financings....................      62
                                                                            ----
                                                                            $ 82
                                                                            ====

  For the year ended December 31, 1994, Transco's costs and expenses include a charge of $45 million from the write-down of capitalized costs in excess of the ceiling limitation from a nonoperating interest in certain coalbed methane properties and a charge of $4 million for a litigation settlement. These charges are included in the pro forma adjustments related to Transco operations to be sold.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

TRANSCO'S UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     The following Unaudited Pro Forma Consolidated Financial Statements illustrate the effect of Williams' acquisition of Transco pursuant to the Acquisition and certain elements of the Recapitalization as described in the next paragraph. The Unaudited Pro Forma Consolidated Balance Sheet is prepared as of December 31, 1994 and illustrates the effects of the Acquisition and the Recapitalization as if they had occurred on that date. The Unaudited Pro Forma Consolidated Statement of Income is prepared for the year ended December 31, 1994, and illustrates the effects of the Acquisition and the Recapitalization as if they had occurred at the beginning of the period presented.

     The Unaudited Pro Forma Consolidated Financial Statements reflect Williams having acquired approximately 60% of the outstanding Transco Common Shares pursuant to the Offer and the assumption that the remaining outstanding Transco Common Shares will be exchanged for 10.1 million Williams Common Shares pursuant to the Merger. The Unaudited Pro Forma Consolidated Financial Statements also reflect certain elements of the Recapitalization, including (i) the cash redemption by Transco of the $4.75 Transco Preferred Stock, (ii) the exchange, pursuant to the Merger, of the Transco $3.50 Preferred Stock into an equal number of shares of Williams $3.50 Preferred Stock and (iii) the cash extinguishment of certain Transco debt, including the Transco Notes pursuant to a tender offer and a planned defeasance of the untendered Transco Notes.

     Williams' acquisition of Transco will be accounted for as a purchase. The purchase price is approximately $1 billion, including fees related to the Acquisition.

     The Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the historical financial statements of Transco, which are incorporated by reference herein, and the Notes to the Unaudited Pro Forma Consolidated Financial Statements. The pro forma adjustments are based on preliminary information about the effects of the Acquisition. Final purchase price allocations will be based on more complete evaluations and may differ substantially from those shown below. However, the management of Williams believes that the assumptions provide a reasonable basis for presenting the significant effects of the Acquisition and the Recapitalization and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma financial information. The Unaudited Pro Forma Consolidated Financial Statements are not intended to be indicative of actual operating results or financial position had the transactions occurred as of the dates indicated above, nor do they purport to indicate operating results or financial position which may be attained in the future.

     The Unaudited Pro Forma Consolidated Financial Statements do not include a range of results because Williams has the ability through its current ownership of 60% of the Transco Common Shares to compel the consummation of the Merger.

                             TRANSCO ENERGY COMPANY

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1994
                             (DOLLARS IN MILLIONS)

                                                                                  PRO FORMA
                                                                       -------------------------------
                                                      HISTORICAL       ADJUSTMENTS         AS ADJUSTED
                                                      ----------       -----------         -----------
Current assets:
  Cash and cash equivalents.........................  $     32         $     (17)(1)       $      15
  Other current assets..............................       517               112 (2)             819
                                                                             193 (3)
                                                                              (3)(4)
                                                      --------         ---------           ---------
          Total current assets......................       549               285                 834
Investments.........................................        22                                    22
Property, plant and equipment, net..................     2,864              (406)(3)           3,639
                                                                           1,181 (11)
Other assets and deferred charges...................       338               (94)(3)             362
                                                                             125 (4)
                                                                              (7)(6)
                                                      --------         ---------           ---------
          Total assets..............................  $  3,773         $   1,084           $   4,857
                                                      ========         =========           =========

Current liabilities.................................  $    860         $     (38)(3)       $     773
                                                                             (49)(5)
Advances from Williams..............................        --               720 (6)             720
Long-term debt......................................     1,786              (247)(6)           1,539
Deferred income taxes...............................       285               125 (3)             679
                                                                             269 (7)
Deferred income and other liabilities...............       166               (19)(3)             283
                                                                             136 (4)
Preferred stock of subsidiary.......................        49               (49)(8)              --
Stockholders' equity:
  Preferred stock...................................       265              (265)(9)              --
  Common stockholders' equity.......................       362               (17)(1)             863
                                                                             518 (10)
                                                      --------         ---------           ---------
          Total stockholders' equity................       627               236                 863
                                                      --------         ---------           ---------
          Total liabilities and stockholders'
            equity..................................  $  3,773         $   1,084           $   4,857
                                                      ========         =========           =========

 See the accompanying Notes to Unaudited Pro Forma Consolidated Balance Sheet.

                             TRANSCO ENERGY COMPANY

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

 1. To record payment by Transco of $21 million for contractual severance costs (including termination agreements, transaction and retention plan bonuses and vesting of restricted stock), $5 million to purchase all vested stock options and $2 million to redeem stock purchase rights. The after-tax effect of these payments is $17 million.

 2. Reflects increase in receivables arising from the termination of Transco's programs to sell receivables.

 3. This adjustment reduces the carrying value of certain Transco businesses, including coal operations, coalbed methane operations and related assets, that Williams intends to sell in 1995 to net realizable value and reclassifies such net assets to current assets.

 4. These adjustments represent the recording of a regulatory asset and a liability for the excess of the benefit obligations for Transco's pension and postretirement benefit plans over the plans assets.

 5. This adjustment records the payment for the cancellation of Transco's working capital line under the Recapitalization and the payment of accrued interest and dividends on all debt and preferred stock cancelled under the Recapitalization.

 6. These adjustments (i) eliminate unamortized debt issuance costs related to the Recapitalization, (ii) record advances from Williams to Transco to fund certain financing transactions, (iii) increase long-term debt by $112 million to reflect Transco's revised debt rating and current interest rates and (iv) record payment of $359 million for the purchase of the Transco Notes pursuant to a tender offer and a planned defeasance of the untendered Transco Notes and the termination of Transco's interest rate swaps.

 7. This adjustment increases deferred income taxes for the tax effect of the basis differences between the purchase price allocation and Transco's net assets. It is assumed there will be no change in the tax basis of Transco's assets and liabilities. This pro forma adjustment assumes a combined 40% federal and state income tax rate.

 8. This adjustment reflects the redemption of preferred stock of TGPL.

 9. This adjustment reflects (i) the exchange of the Transco $3.50 Preferred Stock, carried at $121 million, for the Williams $3.50 Preferred Stock, valued at $125 million and (ii) the cash redemption of the Transco $4.75 Preferred Stock, carried at $144 million.

10. This adjustment increases common stockholders' equity by the consideration issued by Williams for the Transco $3.50 Preferred Stock and the Transco Common Shares in excess of Transco's net book value.

11. This adjustment allocates to property, plant and equipment the remaining excess purchase price of Transco's net assets after giving effect to the other necessary balance sheet purchase price adjustments. The significant adjustments comprising the purchase price allocated to property, plant and equipment are as follows (in millions):

            Consideration paid in excess of Transco's net book value....  $  372
            Transaction fees............................................      25
            Reduction of carrying value of assets to be sold............     375
            Increase in long-term debt to reflect appropriate current
              interest rates............................................     112
            Increase in deferred income taxes...........................     269
            Other.......................................................      28
                                                                          ------
                                                                          $1,181
                                                                          ======

    Such allocation results in a property, plant and equipment value which is less than depreciated replacement cost. Subsequent to the Acquisition, Williams will more fully evaluate the assets acquired and, as a result, the allocation of purchase price to property, plant and equipment may change.

                             TRANSCO ENERGY COMPANY

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1994
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                              PRO FORMA
                                                                     ---------------------------
                                                     HISTORICAL*     ADJUSTMENTS     AS ADJUSTED
                                                     -----------     -----------     -----------
Revenues...........................................  $   2,816       $   (218)(1)    $   2,598
Costs and expenses.................................      2,612           (268)(1)        2,374
                                                                           30 (2)
                                                     ---------       --------        ---------
Operating profit...................................        204             20              224
Interest expense...................................        196            (12)(3)          184
Investing income...................................         11                              11
Other income (expense), net........................        (11)            11 (4)           --
                                                     ---------       --------        ---------
Income from continuing operations before income
  taxes............................................          8             43 (7)           51
Provision for income taxes.........................          2             22 (1)           19
                                                                           (5)(5)
                                                     ---------       --------        ---------
Income from continuing operations..................          6             26               32
Preferred stock dividends..........................         23            (23)(6)           --
                                                     ---------       --------        ---------
Income from continuing operations applicable to
  common stock.....................................  $      (17)     $     49        $      32
                                                     =========       ========        =========
Number of shares:
  Primary..........................................         41                              41
                                                     =========                       =========
  Fully diluted....................................         41                              41
                                                     =========                       =========
Earnings per share from continuing operations:
  Primary..........................................  $    (.42)                      $     .78
                                                     =========                       =========
  Fully diluted....................................  $    (.42)                      $     .78
                                                     =========                       =========

---------------
* Certain amounts have been reclassified.

   See the accompanying Notes to Unaudited Pro Forma Consolidated Statement of
                                     Income.

                             TRANSCO ENERGY COMPANY

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

     The adjustments to the Unaudited Pro Forma Consolidated Statement of Income do not give effect to any nonrecurring costs directly associated with the Acquisition that might be incurred within the next twelve months. The pro forma financial data also do not give effect to any potential cost savings and synergies that could result from the Acquisition.

1. These adjustments eliminate historical results of operations for Transco's operations which Williams intends to sell within one year from the date of Acquisition. Earnings or losses from operations that Williams intends to sell will not be reported in the Williams Consolidated Statement of Income during the holding period. Therefore, their results of operations have been excluded from Transco's Unaudited Pro Forma Consolidated Statement of Income consistent with the assumption that the Acquisition occurred at the beginning of the period.

2. This adjustment represents depreciation on the purchase price allocated to property, plant and equipment over the existing net book value of those assets. A depreciation life of 40 years is used which approximates the FERC approved rates for Transco's regulated transmission facilities. Such life is supported by Williams' preliminary analysis and intended use.

3. This adjustment represents amortization of the excess of fair value over face value from revaluation of Transco's long-term debt. Fair value being in excess of face value reflects Transco having lower borrowing costs as a result of an improved external debt rating. This adjustment also eliminates interest expense and debt costs related to Transco's working capital line, interest rate swaps and the Transco Notes and adds interest expense on advances from Williams to Transco used to fund certain financing transactions. The interest rate on the advances from Williams to Transco is at a variable rate of interest. A 1/8% variance in interest rates would change interest expense on the advances from Williams by $0.5 million, net of tax, for the year 1994.

4. This adjustment eliminates dividends on preferred stock of subsidiary and other expenses related to the Recapitalization.

5. This adjustment records the income tax effects of the pro forma adjustments. For purposes of the pro forma calculations, a combined 40 percent federal and state income tax rate has been assumed.

6. This adjustment (i) eliminates preferred stock dividends from the Transco $4.75 Preferred Stock, which will be redeemed in the Recapitalization and
   (ii) eliminates preferred stock dividends from the Transco $3.50 Preferred Stock exchanged for an equal number of shares of Williams $3.50 Preferred Stock.

7. The following is a summary of the adjustments to income from continuing operations before income taxes (in millions):

        Eliminate losses from Transco operations to be sold..........        $  50
        Depreciation.................................................          (30)
        Interest and other costs from financings.....................           23
                                                                             -----
                                                                             $  43
                                                                             =====

    For the year ended December 31, 1994, Transco's costs and expenses include a charge of $45 million from the write-down of capitalized costs in excess of the ceiling limitation from a nonoperating interest in certain coalbed methane properties and a charge of $4 million for a litigation settlement. These charges are included in the pro forma adjustments related to Transco operations to be sold.

         (c)      Exhibits


The following exhibits are filed as part of this Report:

Exhibit 2.       (a)      Offer to Purchase, dated December 16, 1994, (filed as
                          Exhibit (a)(1) to Schedule 14D-1, dated December 16,
                          1994).

                 (b) Agreement and Plan of Merger, as amended, dated as of December 12, 1994, among Williams, WC Acquisition Corp. and Transco (filed as Exhibit 6 to Amendment No. 8 to the Schedule 13D, dated February 23, 1995).

                 (c) Stock Option Agreement, dated as of December 12, 1994, by and between Williams and Transco (filed as Exhibit (c)(2) to Schedule 14D-1, dated December 16,
                          1994).

Exhibit 20.      (a)      Preliminary Prospectus and Information Statement,
                          dated February 9, 1995 (filed as part of the Company's Registration Statement on Form S-4 (No.
                          33-57639), dated February 9, 1995).

                 (b) Preliminary Prospectus and Information Statement, dated March 24, 1995 (filed as part of Amendment No. 1 to the Company's Registration Statement on Form S-4 (No. 33-57639), dated March 24, 1995).

Exhibit 23.      Consent of Independent Public Accountants.

Exhibit 99. Item 8 of Transco Energy Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (filed by Transco Energy Company, Commission File Number 1-7513, dated March 23,
                 1995).

Each exhibit listed above, with the exception of Exhibit 23, has heretofore been filed with the Securities and Exchange Commission as part of the filing indicated and is incorporated herein by reference.

                                   SIGNATURES


                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized:


                                            THE WILLIAMS COMPANIES, INC.
                                            (Registrant)


                                            By:    /s/ Gary R. Belitz
                                                      Gary R. Belitz
                                                         Controller
                                                (Chief Accounting Officer)



Dated:  March 29, 1995

                  INDEX TO EXHIBITS

Exhibit 23 -- Consent of Independent Public Accountants